Exhibit 99.1

Synchronoss Technologies Reports Fourth Quarter and Full Year 2024 Results

Fourth Quarter Revenue Grew 6.8% Year-Over-Year to $44.2 Million, Including 91% Recurring Revenue

GAAP Gross Margin Expands to 69.1%; Adjusted Gross Margin Rises to 79.3%

Announced Three-Year Contract Extension with Major U.S. Telecom Provider in December

Unveiled Capsyl, a Turn-Key Personal Cloud Solution for Global Operators, in March 2025

BRIDGEWATER, NJ - March 11, 2025 - Synchronoss Technologies Inc. (“Synchronoss” or the “Company”) (Nasdaq: SNCR), a global leader and innovator in Personal Cloud platforms, today reported financial results for its fourth quarter and full year ended December 31, 2024.

Fourth Quarter and Recent Operational Highlights
•Reported total revenue of $44.2 million, driven primarily by 6.0% cloud subscriber growth year-over-year.
•Quarterly results included net income of $7.9 million, $7.3 million in income from operations, $9.1 million in free cash flow, and $13.9 million in adjusted EBITDA.
•Signed a three-year extension with a major U.S. telecom provider to continue offering white labeled Synchronoss Personal Cloud solution to their 100+ million of subscribers, which follows last quarter’s announcement of a three-year extension with a leading French telecom service provider.
•Unveiled Capsyl, a new turn-key Synchronoss-branded personal cloud platform designed for mobile operators and broadband service providers to deploy secure, scalable, and revenue-generating personal cloud services with minimal deployment time.
•Announced the launch of the next-generation Synchronoss Personal Cloud platform including AI-powered genius tools to edit and optimize photos as well as improved security and storage, which is available through AT&T, Verizon, SoftBank, and other global carriers.

“We just completed a transformational year for Synchronoss, opening a new chapter for us as a high margin, free cash flow positive global cloud solutions provider. We achieved revenue growth of 5.7% and reported total revenue of $173.6 million for the year and an adjusted EBITDA of $50 million, which was a 61% improvement year-over-year and above the high end of our raised financial outlook,” stated Jeff Miller, President and CEO of Synchronoss. “Looking ahead to 2025, we now have over 90% of our revenue under contract for the year thanks to key contract renewals that the team secured in 2024. We’re confident in our business, product offering, and strategy, and feel that there is near-term opportunity for growth in our existing customers, our ability to add new customers, and the promising rollout of Capsyl.”

Fourth Quarter 2024 Financial Results:
Results compare the three months ended December 31, 2024 to three months ended December 31, 2023.
On October 31, 2023, the Company entered into an Asset Purchase Agreement to divest its Messaging and NetworkX businesses. As such, unless otherwise noted, all financial metrics herein represent continuing operations, except for comparative purposes to the Consolidated Statements of Cash Flows for full year 2023, which were presented for the whole company at the time.

•Total revenue increased to $44.2 million from $41.4 million in the prior year period, driven primarily by 6.0% cloud subscriber growth.
•Quarterly recurring revenue was 91.0% of total revenue, compared to 88.0% in the prior year period.
•Gross profit increased 15.5% to $30.6 million (gross margin of 69.1%) from $26.5 million (gross margin of 63.9%) in the prior year period.
•Adjusted Gross profit increased 12.7% to $35.0 million (adjusted gross margin of 79.3%) from $31.1 million (adjusted gross margin of 75.1%) in the prior year period.
•Income from operations was $7.3 million, a significant improvement from $0.2 million in the prior year period.
•Net income (loss) was income of $7.9 million, or $0.71 per diluted share, compared to a loss of $35.0 million, or $(3.56) per diluted share, in the prior year period. Net income (loss) from continuing operations was $0.71 per diluted share, compared to $(1.64) in the prior year. Net loss from discontinued operations was $(1.92) per diluted share in the prior year.
•Adjusted EBITDA* increased 38.9% to $13.9 million (adjusted EBITDA margin of 31.4%) from $10.0 million (adjusted EBITDA margin of 24.1%) in the prior year period.
•Cash and cash equivalents were $33.4 million at December 31, 2024, compared to $25.2 million at September 30, 2024. In the fourth quarter of 2024, free cash flow was $9.1 million and adjusted free cash flow was $12.0 million, compared to $(4.4) million and positive adjusted free cash flow of $1.4 million, respectively, in the prior year period. The Company did not receive additional U.S. federal tax refunds during the period, leaving its remaining anticipated balance due at approximately $28 million plus applicable interest, which is expected to be received in 2025.

* A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading “Non-GAAP Financial Measures.”

Full Year 2024 Financial Results:
Results compare 2024 fiscal year end (December 31, 2024) to 2023 fiscal year end (December 31, 2023) unless otherwise indicated.

•Total revenue increased 5.7% to $173.6 million from $164.2 million in the prior year, driven primarily by 6.0% cloud subscriber growth.
•Annual recurring revenue was 91.2% of total revenue, compared to 88.7% in the year prior.
•Gross profit increased 12.1% to $118.6 million (gross margin of 68.3%) from $105.8 million (gross margin of 64.4%) in the prior year.
•Adjusted Gross profit increased 10.5% to $135.7 million (adjusted gross margin of 78.2%) from $122.7 million (adjusted gross margin of 74.7%) in the year prior.
•Income (loss) from operations was income of $21.7 million, a significant improvement compared to a loss of $10.6 million in the prior year.
•Net income (loss) was net income of $4.6 million, or $0.43 per diluted share, compared to net loss of $64.5 million, or $(6.62) per diluted share, in the prior year. Net income (loss) from continuing operations was $0.43 per diluted share, compared to $(4.52) in the prior year. Net loss from discontinued operations was $(2.10) per share in the prior year.
•Adjusted EBITDA* increased 60.6% to $50.4 million (adjusted EBITDA margin of 29.0%) from $31.4 million (adjusted EBITDA margin of 19.1%) in the prior year.

* A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading “Non-GAAP Financial Measures.”

2025 Financial Outlook
Based on information available as of March 11, 2025, the Company is announcing 2025 outlook items as follows:

•Revenue range of between $170 and $180 million.
•Recurring revenue of at least 90% of total revenue.
•Adjusted gross margin of between 78%-80%.
•Adjusted EBITDA of between $52 million and $56 million, which equals at least 30% adjusted EBITDA margin.
•Free Cash Flow of between $11 and $16 million. This excludes the effect of the federal tax refund that the Company expects to receive in 2025.
•The Company continues to receive indications from the IRS that solidifies our high level of confidence in receiving the entire $28 million tax refund plus applicable interest in 2025.

These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” below for information on the factors that could cause Synchronoss' actual results to differ materially from these forward-looking statements.

Upcoming Conference Participation
The Company today announced that members of the management team will participate in two upcoming investor conferences:
•37th Annual Roth Conference on March 16, 2025. To register for one-one-one meetings with management, please contact a Roth sales representative.
•20th Annual Needham Technology, Media, & Consumer 1x1 Conference on May 15, 2025. To register for one-one-one meetings with management, please contact a Needham sales representative.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures." With respect to forward-looking statements related to adjusted EBITDA, adjusted gross margin and free cash flow, the Company has relied upon the exception in item 10(e)(1)(i)(B) of Regulation S-K and has not provided a quantitative reconciliation of (i) forecasted adjusted EBITDA to forecasted GAAP net income (loss) attributable to Synchronoss or to forecasted GAAP income (loss) from operations, before taxes, (ii) adjusted gross margin to GAAP gross margin and (iii) free cash flow to income (loss) from operations within this earnings release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items relating to those financial measures with confidence. These items include, but are not limited to, other income, other expense, (provision) benefit for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, gain (loss) on divestitures, net (loss) income attributable to redeemable non-controlling interests.

Conference Call
Synchronoss will hold a conference call today, March 11, 2025, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Synchronoss management will host the call, followed by a question-and-answer period.

Dial-In Number: 877-451-6152 (domestic) or 201-389-0879 (international)
Conference ID: 13751475

The conference call will be broadcast live and available for replay here:
https://edge.media-server.com/mmc/p/73es9wok/ and via the Investor Relations section of Synchronoss' website at www.synchronoss.com.

Non-GAAP Financial Measures
Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP although this non-GAAP financial information is derived from numbers that have been prepared in accordance with GAAP. This information includes adjusted gross profit, adjusted gross margin, adjusted EBITDA, non-GAAP net income (loss) attributable to Synchronoss, diluted non-GAAP net income (loss) per share, free cash flow, adjusted free cash flow (which excludes cash payments and receipts related to non-core business activities) and recurring revenue. The Company believes that the exclusion of non-routine cash-settled expenses, such as litigation and remediation costs (net) and restructuring costs in the calculation of adjusted free cash flow which do not correlate to the operation of its business, provide for more useful period-to-period comparisons of the Company’s results. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back or deduct certain expenses. These expenses include but are not limited to the following: fair value of stock-based compensation expense, acquisition-related costs, restructuring, transition and cease-use lease expense, litigation, remediation and refiling costs, depreciation and amortization, interest income, interest expense, net loss (income) from discontinued operations, loss (gain) on divestitures, other (income) expense, provision (benefit) for income taxes, net loss (income) attributable to non-controlling interests and preferred dividends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. Investors are encouraged to also review the Balance Sheet, Statement of Operations, and Statement of Cash Flow. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Forward-Looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of federal securities law. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, though not always made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “will,” “seek,” “estimate,” “project,” “projection,” "outlook", “annualized,” “strive,” “goal,” “target,” “outlook,” “aim,” “expect,” “plan,” “anticipate,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not historical facts and are based on current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations, any of which, by their nature, are uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Except as otherwise indicated, these forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the impact of legal proceedings involving the Company, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which are on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, expected to be filed with the SEC in the first quarter of 2025. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Synchronoss
Synchronoss Technologies (Nasdaq: SNCR), a global leader in personal Cloud solutions, empowers service providers to establish secure and meaningful connections with their subscribers. Our SaaS Cloud platform simplifies onboarding processes and fosters subscriber engagement, resulting in enhanced revenue streams, reduced expenses, and faster time-to-market. Millions of subscribers trust Synchronoss to safeguard their most cherished memories and important digital content. Explore how our Cloud-focused solutions redefine the way you connect with your digital world at www.synchronoss.com.

Media Relations Contact:
Domenick Cilea
Springboard
dcilea@springboardpr.com

Investor Relations Contact:
Ryan Gardella
ICR for Synchronoss
sncrir@icrinc.com

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$33,375	$24,572
Accounts receivable, net	18,129	23,477
Operating lease right-of-use assets	8,445	14,791
Goodwill	179,408	183,908
Other assets	54,468	63,589
Total assets	$293,825	$310,337

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$37,586	$46,602
Debt, current	1,875	—
Deferred revenues	837	1,095
Debt, non-current	184,840	136,215
Operating lease liabilities, non-current	16,776	23,593
Other liabilities	9,636	4,898
Preferred stock	—	58,802
Redeemable noncontrolling interest	12,500	12,500
Stockholders’ equity	29,775	26,632
Total liabilities and stockholders’ equity	$293,825	$310,337

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023	2022
Net revenues	$44,207	$41,402	$173,594	$164,196	$173,756
Costs and expenses:
Cost of revenues[1]	9,442	10,292	39,041	42,218	46,500
Research and development	10,259	11,243	42,819	46,565	49,598
Selling, general and administrative	11,888	11,709	51,688	65,216	61,153
Restructuring charges	1,006	3,622	1,273	4,013	1,443
Depreciation and amortization	4,318	4,352	17,091	16,830	14,756
Total costs and expenses	36,913	41,218	151,912	174,842	173,450
Income (loss) from operations	7,294	184	21,682	(10,646)	306
Interest income	254	56	810	426	453
Interest expense	(5,474)	(3,566)	(18,003)	(13,963)	(13,639)
Other income (expense), net	9,488	(6,341)	9,278	(5,128)	3,553
Income (loss) from continuing operations, before taxes	11,562	(9,667)	13,767	(29,311)	(6,778)
Provision for income taxes	(3,674)	(3,893)	(7,613)	(4,743)	59
Net income (loss) from continuing operations	7,888	(13,560)	6,154	(34,054)	(6,719)
Discontinued operations:
(Loss) income from discontinued operations, before taxes	—	(2,424)	—	(2,200)	921
Loss on divestiture	—	(16,382)	—	(16,382)	—
Provision for income taxes	—	(77)	—	(1,935)	(1,918)
Net loss from discontinued operations	—	(18,883)	—	(20,517)	(997)
Net income (loss)	7,888	(32,443)	6,154	(54,571)	(7,716)
Net income (loss) attributable to redeemable non-controlling interests	1	26	15	36	(200)
Preferred stock dividend, net of gain on repurchase of preferred stock	—	(2,584)	(1,562)	(10,007)	(9,552)
Net income (loss) attributable to Synchronoss	$7,889	$(35,001)	$4,607	$(64,542)	$(17,468)

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data) (Continued)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023	2022
Earnings (loss) per share:
Basic:
Net income (loss) from continuing operations	$0.78	$(1.64)	$0.46	$(4.52)	$(1.71)
Net loss from discontinued operations	—	(1.92)	—	(2.10)	(0.10)
Basic	$0.78	$(3.56)	$0.46	$(6.62)	$(1.81)
Diluted:
Net income (loss) from continuing operations	$0.71	$(1.64)	$0.43	$(4.52)	$(1.71)
Net loss from discontinued operations	—	(1.92)	—	(2.10)	(0.10)
Diluted	$0.71	$(3.56)	$0.43	$(6.62)	$(1.81)
Weighted-average common shares outstanding:
Basic	10,112	9,822	10,023	9,745	9,626
Diluted	11,038	9,822	10,668	9,745	9,626
_________________________________
1    Cost of revenues excludes depreciation and amortization which are shown separately.

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2024	2023	2022
Net income (loss) from continuing operations	$6,154	$(34,054)	$(6,719)
Net loss from discontinued operations	—	(20,517)	(997)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Non-cash items	20,783	66,239	39,919
Changes in operating assets and liabilities	1,343	7,161	(14,844)
Net cash provided by operating activities	28,280	18,829	17,359
Investing activities:
Purchases of fixed assets	(1,896)	(1,302)	(1,408)
Purchases of intangible assets and capitalized software	(13,027)	(18,572)	(19,758)
Other investing activities	1,793	23,674	8,000
Net cash (used in) provided by investing activities	(13,130)	3,800	(13,166)
Financing activities:
Net cash used in financing activities	(5,853)	(19,979)	(13,276)
Effect of exchange rate changes on cash	(494)	1	(500)
Net increase in cash and cash equivalents	$8,803	$2,651	$(9,583)

Beginning cash and cash equivalents from continuing operations	24,572	18,310	29,336
Beginning cash and cash equivalents from discontinued operations	—	3,611	2,168
Beginning cash and cash equivalents	24,572	21,921	31,504
Ending cash and cash equivalents from continuing operations	33,375	24,572	18,310
Ending cash and cash equivalents from discontinued operations	—	—	3,611
Ending cash and cash equivalents	$33,375	$24,572	$21,921

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$44,207	$41,402	$173,594	$164,196
Less: Cost of revenues	9,442	10,292	39,041	42,218
Less: Restructuring[1]	187	654	187	746
Less: Depreciation and amortization[2]	4,014	4,002	15,806	15,446
Gross profit	30,564	26,454	118,560	105,786
Gross margin	69.1%	63.9%	68.3%	64.4%

Add / (Less):
Stock-based compensation expense[1]	67	(105)	325	109
Restructuring, transition and cease-use lease expense[1]	397	755	982	1,389
Depreciation and amortization[2]	4,014	4,002	15,806	15,446
Adjusted gross profit	$35,042	$31,106	$135,673	$122,730
Adjusted gross margin	79.3%	75.1%	78.2%	74.7%
_________________________________
1    Amounts associated with cost of revenues.
2    Depreciation and amortization contains a reasonable allocation for expenses associated with cost of revenues.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
GAAP Net income (loss) attributable to Synchronoss	$7,889	$(35,001)	$4,607	$(64,542)
Less: Net loss from discontinued operations	—	18,883	—	20,517
GAAP Net income (loss) attributable to Synchronoss excluding discontinued operations	7,889	(16,118)	4,607	(44,025)
Add / (Less):
Stock-based compensation expense	996	501	6,372	4,390
Restructuring, transition and cease-use lease expense	1,976	4,140	4,933	7,701
Amortization expense[1]	275	270	1,094	1,076
Sublease receivable impairment	—	—	806	—
STI Note receivable impairment	—	—	—	4,834
Change in contingent consideration	(100)	—	(100)	1,483
Litigation, remediation and refiling costs, net	(617)	807	(370)	6,804
Non-GAAP Net income (loss) attributable to Synchronoss	$10,419	$(10,400)	$17,342	$(17,737)

Non-GAAP Net income (loss) per share
Basic	$1.03	$(1.06)	$1.73	$(1.82)
Diluted	$0.94	$(1.06)	$1.63	$(1.82)
Weighted-average shares outstanding:
Basic	10,112	9,822	10,023	9,745
Diluted	11,038	9,822	10,668	9,745
_________________________________
1    Amortization from acquired intangible assets.

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended					Year Ended
	December 31, 2024	Sep 30, 2024	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	December 31, 2024	December 31, 2023
Net income (loss) attributable to Synchronoss	$7,889	$(5,701)	$78	$2,341	$(35,001)	$4,607	$(64,542)
Add / (Less):
Stock-based compensation expense	996	3,021	1,245	1,110	501	6,372	4,390
Restructuring, transition and cease-use lease expense	1,976	157	2,333	467	4,140	4,933	7,701
Sublease receivable impairment	—	—	806	—	—	806	—
STIN Note receivable impairment	—	—	—	—	—	—	4,834
Change in contingent consideration	(100)	—	—	—	—	(100)	1,483
Litigation, remediation and refiling costs, net	(617)	(425)	291	381	807	(370)	6,804
Net loss (income) from discontinued operations	—	—	—	—	2,501	—	4,135
Loss on sale of discontinued operations	—	—	—	—	16,382	—	16,382
Depreciation and amortization	4,318	4,386	4,028	4,359	4,352	17,091	16,830
Interest income	(254)	(165)	(183)	(208)	(56)	(810)	(426)
Interest expense	5,474	5,526	3,486	3,517	3,566	18,003	13,963
Other expense (income), net	(9,488)	5,241	(1,220)	(3,811)	6,341	(9,278)	5,128
Provision (benefit) for income taxes	3,674	628	2,708	603	3,893	7,613	4,743
Net (income) loss attributable to non-controlling interests	(1)	(14)	(5)	5	(26)	(15)	(36)
Preferred stock dividend, net of gain on repurchase of preferred stock	—	—	(567)	2,129	2,584	1,562	10,007
Adjusted EBITDA (non-GAAP)	$13,867	$12,654	$13,000	$10,893	$9,984	$50,414	$31,396

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by (used in) operating activities	$13,075	$(407)	$28,280	$18,829
Add / (Less):
Capitalized software	(3,163)	(3,912)	(13,027)	(18,572)
Property and equipment	(858)	(73)	(1,896)	(1,302)
Free cashflow	9,054	(4,392)	13,357	(1,045)
Add: Litigation and remediation costs, net	829	3,914	4,549	11,523
Add: Restructuring	2,080	1,889	5,383	4,292
Adjusted free cashflow	$11,963	$1,411	$23,289	$14,770